                                                                    EXHIBIT 99.3

================================================================================





                            STOCK PURCHASE AGREEMENT



                          Dated as of October 27, 2003



                                      among



                    AMERICAN CIGARETTE COMPANY OVERSEAS B.V.,



                     CIGARETTE MANUFACTURERS SUPPLIES INC.,



                     BROWN & WILLIAMSON TOBACCO CORPORATION



                                       and



                      R.J. Reynolds Tobacco Holdings, Inc.







================================================================================

                                TABLE OF CONTENTS


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                                    ARTICLE I

                      Purchase and Sale of Shares; Closing

SECTION 1.01.  Purchase and Sale of the Shares .................................       3
SECTION 1.02.  Closing Date ....................................................       3
SECTION 1.03.  Transactions To Be Effected at the Closing ......................       3
SECTION 1.04.  Working Capital Adjustment ......................................       4

                                   ARTICLE II

        Representations and Warranties Relating to Seller and the Shares

SECTION 2.01.  Organization, Standing and Power ................................       7
SECTION 2.02.  Authority; Execution and Delivery; Enforceability ...............       7
SECTION 2.03.  No Conflicts; Consents ..........................................       8
SECTION 2.04.  The Shares ......................................................       9
SECTION 2.05.  Private Offering ................................................       9

                                   ARTICLE III

             Representations and Warranties Relating to the Company

SECTION 3.01.  Organization, Standing and Power; Business of the Company .......      10
SECTION 3.02.  Capital Structure; Company Subsidiaries; Equity Interests .......      11
SECTION 3.03.  Authority; Execution and Delivery; Enforceability ...............      12
SECTION 3.04.  No Conflicts; Consents ..........................................      13
SECTION 3.05.  Company Financial Statements; Undisclosed Liabilities ...........      14
SECTION 3.06.  Absence of Certain Changes or Events ............................      15
SECTION 3.07.  Taxes ...........................................................      16
SECTION 3.08.  Absence of Changes in Benefit Plans .............................      18
SECTION 3.09.  ERISA Compliance; Excess Parachute Payments .....................      19
SECTION 3.10.  Litigation ......................................................      23
SECTION 3.11.  Compliance with Applicable Laws .................................      23
SECTION 3.12.  Title to Properties .............................................      24
SECTION 3.13.  Intellectual Property ...........................................      24
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                                      -i-


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
SECTION 3.14.  Labor and Employment Matters ....................................      26
SECTION 3.15.  Contracts .......................................................      26
SECTION 3.16.  Insurance .......................................................      28
SECTION 3.17.  Brokers; Schedule of Fees and Expenses..........................       28

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

SECTION 4.01.  Organization, Standing and Power ................................      28
SECTION 4.02.  Authority; Execution and Delivery; and Enforceability ...........      29
SECTION 4.03.  No Conflicts; Consents ..........................................      29
SECTION 4.04.  Securities Act ..................................................      30
SECTION 4.05.  Brokers; Schedule of Fees and Expenses..........................       30

                                    ARTICLE V

                                    Covenants

SECTION 5.01.  Covenants Relating to Conduct of Business .......................      31
SECTION 5.02.  No Solicitation .................................................      35
SECTION 5.03.  Access to Information ...........................................      37
SECTION 5.04.  Confidentiality .................................................      38
SECTION 5.05.  Reasonable Best Efforts .........................................      39
SECTION 5.06.  Expenses; Transfer Taxes ........................................      41
SECTION 5.07.  Benefit Plans ...................................................      41
SECTION 5.08.  Indemnification .................................................      43
SECTION 5.09.  Tax Matters .....................................................      43
SECTION 5.10.  Public Announcements ............................................      44
SECTION 5.11.  Further Assurances ..............................................      44
SECTION 5.12.  Intercompany Accounts and Contracts .............................      44
SECTION 5.13.  Accounting Records ..............................................      45
SECTION 5.14.  Manufacturing Agreement .........................................      45
SECTION 5.15.  Transition Support Services .....................................      45

                                   ARTICLE VI

                              Conditions Precedent

SECTION 6.01.  Conditions to Each Party's Obligation ...........................      46
SECTION 6.02.  Conditions to Obligation of Purchaser ...........................      47
SECTION 6.03.  Conditions to Obligation of Seller ..............................      47
SECTION 6.04.  Frustration of Closing Conditions ...............................      47



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
                                   ARTICLE VII

                        Termination, Amendment and Waiver

SECTION 7.01.  Termination .....................................................      48
SECTION 7.02.  Effect of Termination ...........................................      48
SECTION 7.03.  Amendments and Waivers ..........................................      48

                                  ARTICLE VIII

                                 Indemnification

SECTION 8.01.  Indemnification by Seller and B&W ...............................      48
SECTION 8.02.  Procedures Relating to Indemnification ..........................      49
SECTION 8.03.  Certain Limitations .............................................      49

                                   ARTICLE IX

                               General Provisions

SECTION 9.01.  Nonsurvival of Representations and Warranties ...................      49
SECTION 9.02.  Notices .........................................................      50
SECTION 9.03.  Definitions .....................................................      51
SECTION 9.04.  Interpretation; Disclosure Letters ..............................      55
SECTION 9.05.  Severability ....................................................      55
SECTION 9.06.  Counterparts ....................................................      56
SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries ..................      56
SECTION 9.08.  Governing Law ...................................................      56
SECTION 9.09.  Assignment ......................................................      56
SECTION 9.10.  Enforcement; Service of Process .................................      57

Exhibit A      Form of Lane Joinder Agreement
Exhibit B      Term Sheet for Manufacturing Contracts

                                             STOCK PURCHASE AGREEMENT (this
                                    "Agreement") dated as of October 27, 2003, between American Cigarette Company Overseas B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands ("Seller"), Cigarette Manufacturers Supplies Inc., a Delaware corporation (the "Company"), Brown & Williamson Tobacco Corporation, a Delaware corporation ("B&W") (solely for the purpose of Article XIII), and R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation ("Purchaser").


                  WHEREAS Seller owns all the issued and outstanding shares of common stock, par value U.S.$1.00 per share (the "Shares"), of the Company;

                  WHEREAS Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Shares (the "Company Stock Sale"), on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS simultaneously with the execution of this Agreement, B&W and Purchaser are entering into a Business Combination Agreement dated as of the date of this Agreement (the "Business Combination Agreement");

                  WHEREAS prior to the Effective Time (as such term is defined in the Business Combination Agreement), Purchaser and B&W will cause Reynolds American Inc., a new North Carolina corporation formed by Purchaser and B&W ("Reynolds American"), to enter into the Joinder Agreement among Seller, the Company, Purchaser and Reynolds American in the form of Exhibit A hereto (the "Lane Joinder Agreement"), pursuant to which Reynolds American will assume substantially all of the obligations of Purchaser under this Agreement;

                  WHEREAS Seller, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also to prescribe various conditions to the transactions contemplated by this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                      Purchase and Sale of Shares; Closing

                  SECTION 1.01. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.02), Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the fully paid and nonassessable Shares for an aggregate cash purchase price of U.S.$400,000,000 (the "Purchase Price"), payable as set forth in Section 1.03. The purchase and sale of the Shares is referred to in this Agreement as the "Acquisition".

                  SECTION 1.02. Closing Date. The closing of the Acquisition (the "Closing") shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, immediately prior to the Effective Time following the satisfaction (or, to the extent permitted by Law (as defined in Section 2.03(a)), the waiver) of the conditions set forth in Section 6.01, or if on such day any condition set forth in Section 6.02 or 6.03 has not been satisfied (or, to the extent permitted, waived by the party entitled to the benefit thereof), as soon as practicable after all the conditions set forth in
Article VI have been satisfied (or, to the extent permitted by Law, waived by the party entitled to the benefit thereof), or at such other place, time and date as shall be agreed between Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

                  SECTION 1.03. Transactions To Be Effected at the Closing. At the Closing:

                  (i) Seller shall deliver to Purchaser certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, free and clear of all Liens (as defined in Section 2.03) other than those arising from acts of Purchaser or its affiliates; and

                  (ii) Purchaser shall deliver to Seller payment, by wire transfer to a bank account designated in writing by Seller (such designation to be made at least two business days prior to the Closing Date), immediately available funds in an amount equal to the Purchase Price.

                  SECTION 1.04. Working Capital Adjustment. (a) As soon as reasonably practicable after the Closing (but in no event later than 60 calendar days after the Closing), Purchaser will cause to be prepared and delivered to Seller an unaudited balance sheet of Lane as of the date of Closing, after giving effect to the Acquisition (such time being referred to as the "Measurement Time"), together with a statement of each component of Working Capital (as defined in Section 9.03) of Lane as of the Measurement Time (the "Working Capital Statement"). The Working Capital Statement will be prepared in accordance with the same accounting principles, policies, practices and procedures used to prepare the Unaudited Historical Financial Statements (as defined in Section 3.05(a)), except that Stocks are valued on a FIFO basis (the "Lane Accounting Policies"). Seller will have the right to audit the worksheets, examine underlying records and review any work papers relating to the Working Capital Statement.

                  (b) If Seller disagrees with the Working Capital Statement, Seller must, within 20 business days after delivery of the Working Capital Statement to Seller, notify Purchaser in writing as to whether Seller accepts the Working Capital Statement. If Seller notifies Purchaser that it does not accept the Working Capital Statement (the "Notice of Dispute"), Seller will set out each disputed item, the amount in dispute and its reasons for such dispute in reasonable detail, including any adjustments which, in Seller's opinion, should be made to the Working Capital Statement in order to comply with the requirements of this Section 1.04. After delivery of the Notice of Dispute, Seller may not introduce additional disagreements with respect to any item in the Working Capital Statement. If a Notice of Dispute is received by Purchaser in accordance with this Section 1.04(b), Seller and Purchaser will use all reasonable efforts to meet and resolve the objections of Seller to the Working Capital Statement within 60 calendar days of Purchaser's receipt of the Notice of Dispute (the "Negotiation Period").

                  (c) If Seller and Purchaser do not reach agreement prior to expiration of the Negotiation Period, then Seller and Purchaser will each deliver to the Atlanta office of Ernst & Young LLP or such other accounting firm as the parties shall jointly agree (the "Independent Firm") a written notice (a "Submission Notice") specifying the nature and value of all items remaining in dispute within ten calendar days following the expiration of the Negotiation Period. Seller and Purchaser will be deemed to have agreed with all items and amounts contained in the Working Capital Statement other than the disputed items in each Submission Notice.

                  (d) The Independent Firm will (i) make an examination of the Working Capital Statement, (ii) inspect and examine each party's working papers,
(iii) schedule meetings at which each party may present supporting data and arguments to substantiate its position and (iv) after giving each party an opportunity to rebut the other party's data and arguments, decide all disputed items set forth in each Submission Notice. Purchaser and Seller will instruct, and will use their reasonable best efforts to cause, the Independent Firm to determine and report to Seller and Purchaser in writing upon all disputed items included in the Submission Notices within 90 calendar days following the delivery of such Submission Notices to the Independent Firm in accordance with this Section 1.04, and such report will be final, binding and conclusive on Seller and Purchaser. The Independent Firm's determination will be accompanied by a certificate of the Independent Firm that it reached its decision in accordance with the provisions of this Section 1.04. The Independent Firm will not have the authority to review or make a determination with respect to any matter except the disputed items included in each Submission Notice, it being understood that the Independent Firm will not conduct its own independent audit or review, but rather will only resolve specific differences between Seller and Purchaser and make a determination within the range of such differences as set forth in each Submission Notice. In resolving such differences, the Independent Firm may not assign a value to an item greater than the greatest value claimed by any party or less than the smallest value for such item claimed by any party in the Submission Notice. The fees and disbursements of the Independent Firm will be allocated equally between Seller and Purchaser. In acting under this Agreement, the Independent Firm will be entitled to the privileges and immunities of arbitrators. The Working Capital Statement will be deemed final, binding and conclusive on the parties hereto for the purposes of this

Section 1.04 upon the earliest of (A) the failure of Seller to deliver a Notice of Dispute to Purchaser pursuant to Section 1.04(b) within 20 business days of Purchaser's delivery of the Working Capital Statement to Seller, (B) the resolution of all disputes by Seller and Purchaser in accordance with this
Section 1.04, (C) the failure by Seller to deliver a Submission Notice to the Independent Firm in accordance with Section 1.04(c) (provided that Purchaser has delivered a Submission Notice in accordance with Section 1.04(c)) or (D) the resolution of all the disputed items set forth in the Submission Notice by the Independent Firm. The Working Capital Statement, as modified by all adjustments provided for in the Notice of Dispute, will be deemed final, binding and conclusive on the parties hereto for the purpose of this Section 1.04 upon failure of Purchaser to deliver a Submission Notice to the Independent Firm in accordance with Section 1.04(c) (provided that Seller has delivered a Submission Notice in accordance with Section 1.04(c)). Seller and Purchaser will each permit the other party, its agents and the Independent Firm reasonable access during normal business hours, and on reasonable notice, to all relevant books and records, computer files, premises and personnel involved in the preparation of the underlying records and operating systems which generated the information used in the preparation of the Working Capital Statement, the Notice of Dispute and the Submission Notice and will permit them to take copies of such accounts, documents and records at their own expense.

                  (e) Within five business days of the Working Capital Statement being deemed final, if the Working Capital of Lane as of the Measurement Time (as finally determined) is less than $25,000,000 (the "Minimum Required Working Capital Amount"), Seller shall pay to Purchaser an amount equal to (i) such Minimum Required Working Capital Amount less such Working Capital plus (ii) interest on such difference from the date of this Agreement to the date of such payment at a rate per annum equal to (A) three-month LIBOR (as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source acceptable to Seller and Purchaser) on the date of this Agreement (or if no quotation for three-month LIBOR is available for such date, on the next preceding date for which such a quotation is available) plus (B) 1.5%.

                                   ARTICLE II

                         Representations and Warranties
                        Relating to Seller and the Shares

                  Seller represents and warrants to Purchaser that as of the date of this Agreement:

                  SECTION 2.01. Organization, Standing and Power. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits and authorizations (collectively, "Permits") and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such Permits and approvals the lack of which, individually or in the aggregate, has not had and is not reasonably likely to have a Seller Material Adverse Effect (as defined in Section 9.03). Seller is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties and assets makes such qualification necessary, other than jurisdictions in which the failure to so qualify has not had and is not reasonably likely to have a Seller Material Adverse Effect.

                  SECTION 2.02. Authority; Execution and Delivery; Enforceability. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Lane Joinder Agreement (this Agreement and the Lane Joinder Agreement collectively referred to as the "Lane Transaction Agreements"), to perform its obligations hereunder and thereunder and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Seller of each Lane Transaction Agreement to which it is or will be a party, the performance of its obligations hereunder and thereunder and the consummation by Seller of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. Seller has duly executed and delivered (or will duly execute and deliver on or prior to the Closing Date) each Lane Transaction Agreement to which it is or will be a party, and each such Lane Transaction Agreement constitutes (or will constitute on or prior to the Closing Date) its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 2.03. No Conflicts; Consents. (a) The execution and delivery by Seller of each Lane Transaction Agreement to which it is or will be a party and the performance by it of its obligations hereunder and thereunder do not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any pledges, claims, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") upon any of the properties or assets of Seller under, any provision of (i) the certificate of incorporation or by-laws or any comparable organizational documents of Seller,
(ii) any contract, commitment, obligation, lease, license, indenture, note, debenture, bond, guarantee, agreement, permit, concession, franchise or other instrument (a "Contract") to which Seller is a party or by which any of its properties or assets are bound or (iii) subject to the filings and other matters referred to in Section 2.03(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Law") applicable to Seller or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect.

                  (b) No consent, approval, license, Permit, order or authorization ("Consent") of, or registration, declaration or filing with, or Permit from, any domestic or foreign (whether national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of any Lane Transaction Agreement to which it is or will be a party or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any required approval of the Acquisition by the European Commission pursuant to Council Regulation No. 4064189 of the European Community, as amended (the "EC Merger Regulation"), (iii) any required approvals or filings under the antitrust laws of member states of the European Union, (iv) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE"), (v) such filings with and approvals of the Bureau of Alcohol, Tobacco, Firearms and Explosives, state licensing authorities and state taxing authorities as are required to consummate the Acquisition, (vi) compliance with any such filings as may be required under applicable Environmental Law (as defined in Section 9.05), and (vii) such other items that the failure of which to obtain or make, individually or in the aggregate, are not reasonably likely to have a Seller Material Adverse Effect.

                  SECTION 2.04. The Shares. Seller has good and valid title to the Shares, free and clear of all Liens. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Purchaser at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Purchaser, and upon Seller's receipt of the Purchase Price to be paid in accordance with Section 1.03, good and valid title to the Shares will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its affiliates (other than B&W). Other than this Agreement, the Shares are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting or dividend rights or disposition of the Shares.

                  SECTION 2.05. Private Offering. None of Seller, its affiliates or any of their respective representatives has issued, sold or offered any security of the Company to any person under circumstances that would cause the sale of the Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). None of Seller, its affiliates or any of their respective representatives will offer the Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the sale of the Shares subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of Purchaser contained in Section
4.04 are true and correct, the sale and delivery of the Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

                                  ARTICLE III

                         Representations and Warranties
                             Relating to the Company

                  Seller represents and warrants to Purchaser that, as of the date of this Agreement except as set forth in the disclosure letter dated the date of this Agreement (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure letter relates; provided, however, that any information set forth in one Section of such disclosure letter shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is readily apparent) delivered by the Company to Purchaser prior to the execution of this Agreement (the "Company Disclosure Letter"):

                  SECTION 3.01. Organization, Standing and Power; Business of the Company. (a) The Company and Lane Limited, a New York corporation and a wholly owned subsidiary (as defined in Section 9.03) of the Company ("Lane") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all Permits and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such Permits the lack of which, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect (as defined in Section 9.04). The Company and Lane are duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than jurisdictions in which the failure to so qualify has not had and is not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser true and complete copies of the certificate of incorporation and by-laws of the Company and Lane, in each case as amended through the date of this Agreement.

                  (b) The Company holds no other assets other than the shares of capital stock of Lane, and conducts no business other than holding the shares of capital stock of Lane and conducting other activities related thereof.

                  SECTION 3.02. Capital Structure; Company Subsidiaries; Equity Interests. (a) The authorized capital stock of the Company consists of 100,000 Shares. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under the Delaware General Corporation Law, the certificate of incorporation of the Company, the bylaws of the Company or any Contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Shares may vote. There are no options, warrants, rights, convertible or exchangeable securities, other securities, "phantom stock" rights, SARs, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or Lane is a party or by which any of them is bound (x) obligating the Company or Lane to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of or other equity, voting or ownership interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity, voting or ownership interest in, the Company or Lane, (y) obligating the Company or Lane to issue, grant, sell, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking or
(z) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the capital stock of the Company or Lane. There are not any outstanding contractual obligations of the Company or Lane to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity, voting or ownership interests in, the Company or Lane or (ii) vote or dispose of any shares of capital stock of, or other equity, voting or ownership interest in, any of its subsidiaries.

                  (b) Section 3.02 of the Company Disclosure Letter lists as of the date of this Agreement the jurisdiction of organization of Lane. All the outstanding shares of capital stock of, or other equity, voting or ownership interests in, Lane have been validly issued and are fully paid and nonassessable and are owned by the Company free and clear of all Liens. None of such outstanding shares of capital stock of, or other equity, voting or ownership interests in, Lane has been issued in violation of, and is not subject to, any preemptive, subscription or similar rights under any provision of applicable Law, its charter or constituent documents, any Contract to which Lane is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom stock" rights, Contracts, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which the Company or any affiliate of the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Lane or (ii) that give any person the right to receive any economic benefits or rights similar to or derived from the economic benefits or rights accruing to holders of shares of capital stock of Lane. There are no equity securities of Lane reserved for issuance for any purpose.

                  (c) Except for the capital stock of, or equity, voting or other ownership interests in, Lane, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or equity, voting or other ownership interest in any person.

                  SECTION 3.03. Authority; Execution and Delivery; Enforceability. Each of the Company and Lane has all requisite corporate power and authority to execute and deliver each Lane Transaction Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by each of the Company and Lane of each Lane Transaction Agreement to which it is or will be a party, the performance of its obligations hereunder and thereunder and the consummation by the Company and Lane of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and Lane, as the case may be. Each of the Company and Lane has duly executed and delivered (or will duly execute and deliver on or prior to the Closing Date) each Lane Transaction Agreement to which it is or will be a party, and each such Lane Transaction Agreement to which it is or will be a party constitutes (or will constitute on or prior to the Closing Date) its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3.04. No Conflicts; Consents. (a) The execution and delivery by each of the Company and Lane of each Lane Transaction Agreement to which it is or will be a party and the performance of its obligations hereunder and thereunder do not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or Lane under, any provision of (i) the certificate of incorporation or by-laws of the Company or the comparable charter or organizational documents of Lane, (ii) any Contract to which the Company or Lane is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any Judgment or Law applicable to the Company or Lane or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

                  (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company or Lane in connection with the execution, delivery and performance by the Company or Lane of any Lane Transaction Agreement to which it is a party or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (i) compliance with and filings under the HSR Act, (ii) any required approval of the Acquisition by the European Commission pursuant to the EC Merger Regulation,
(iii) any required approvals or filings under the antitrust laws of member states of the European Union, (iv) such filings with and approvals of the Bureau of Alcohol, Tobacco, Firearms and Explosives, state licensing authorities and state taxing authorities as are required to consummate the Acquisition (v) compliance with any such filings as may be required under applicable Environmental Law, and (vi) such other items that the failure of which to obtain or make, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

                  SECTION 3.05. Company Financial Statements; Undisclosed Liabilities. (a) Section 3.05 of the Company Disclosure Letter sets forth (i) the unaudited balance sheets of Lane for each of the three fiscal years ended as of December 31, 2002, and the related unaudited statements of income and cash flows (collectively, the "Unaudited Historical Financial Statements") and (ii) the unaudited balance sheet as of September 30, 2003 (the "September 30, 2003 Unaudited Balance Sheet"), and the related unaudited statements of income and cash flows (together with the September 30, 2003, Unaudited Balance Sheet, the "2003 Interim Financial Statements"). The Unaudited Historical Financial Statements and the 2003 Interim Financial Statements (i) have been prepared from the books and records of Lane regularly maintained to prepare the financial statements of Lane, (ii) were prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), other than the absence of notes thereto, if applicable, and the accounting methods and policies of Lane applied on a consistent basis during the periods involved and (iii) fairly present, subject to normal year-end adjustments, in all material respects the financial condition and results of operations of Lane as of the dates and for the periods indicated.

                  (b) The Company and Lane have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and other than liabilities or obligations of any nature arising out of any Action or relating to the development, packaging, labeling, delivery, sale, resale, distribution, marketing, promotion, use or consumption of, or exposure to, tobacco products, including smoking and health-related and safety-related claims) that are required by GAAP to be set forth on a balance sheet of Lane and that, individually or in the aggregate, have had or are reasonably likely to have a Company Material Adverse Effect.

                  (c) Neither the Company nor Lane is, or has at any time since January 1, 2002, been, subject to the reporting requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934.

                  SECTION 3.06. Absence of Certain Changes or Events. From December 31, 2002, until the date of this Agreement, (a) the Company has conducted its business in the ordinary course consistent with past practice and
(b) there has not been:

                  (i)      a Company Material Adverse Effect;

                  (ii) any incurrence, assumption or guarantee by the Company or Lane of any indebtedness for borrowed money in an aggregate principal amount in excess of U.S.$1,000,000;

                  (iii) (A) except in the ordinary course of business consistent with past practice (1) any granting by the Company or Lane to any current or former director, officer, employee or consultant of the Company or Lane (collectively, "Company Personnel") of any bonus opportunity or any increase in compensation or benefits or (2) any payment by the Company or Lane to any Company Personnel of any bonus, in each case except to the extent required under employment agreements in effect as of December 31, 2002, and in accordance with its terms as of such date, (B) any granting by the Company or Lane to any Company Personnel of severance or termination pay or the right to receive any severance or termination pay or increases therein, except to the extent required under any agreement in effect as of December 31, 2002, (C) any entry by the Company or Lane into, or any amendment of, (1) any employment, deferred compensation, severance, termination, employee benefit, loan, indemnification, stock repurchase, consulting or similar agreement between the Company or Lane, on the one hand, and any Company Personnel, on the other hand, or (2) any agreement between the Company or Lane, on the one hand, and any Company Personnel, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement (all such agreements under this clause (C) including any such agreement which is entered into on or after the date of this Agreement, collectively, "Lane Benefit Agreements"), (D) any amendment of any incentive award (including performance units, restricted stock, stock repurchase rights or other equity-based or equity-related awards) or any removal or modification of any restrictions in any such award or (E) any amendment to, or material modification of, any plan, arrangement or understanding providing Company Personnel with the awards described in clause (D);

                  (iv) any change in financial reporting or accounting methods, principles or practices by the Company or Lane materially affecting the consolidated assets, liabilities or results of operations of the Company and Lane, except insofar as may have been required by a change in GAAP;

                  (v) any material elections by the Company or Lane with respect to Taxes (as defined below) of the Company or Lane or settlement or compromise by the Company or Lane of any material Tax liability or refund; or

                  (vi) any sale, lease (as lessor), license or other disposition of, or the creation or existence of any Lien on, any properties or assets, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice.

                  SECTION 3.07. Taxes. (a) The Company and Lane and any consolidated, combined, affiliated or unitary group of which the Company or Lane is or has ever been a member (each, a "Company Affiliated Group") has timely filed, or has caused to be timely filed on its behalf, all Tax Returns (as defined below) required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed by the Company, Lane or any Company Affiliated Group, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

                  (b) The Unaudited Historical Financial Statements reflect an adequate reserve for all Taxes payable by Lane (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. No deficiency, audit examination, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes has been proposed, asserted or assessed against the Company, Lane or any Company Affiliated Group since January 1, 2001. No requests for waivers of the time to assess any Taxes of the Company, Lane or any Company Affiliated Group are pending and as of the date of this Agreement, there is no effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes of the Company, Lane or any Company Affiliated Group, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

                  (c) The Federal income Tax Returns of the Company and Lane have been examined by and settled with the United States Internal Revenue Service ("IRS"), or have closed by virtue of the expiration of the relevant statute of limitations, for all years through 1999. All material assessments for Taxes due and owing by the Company, Lane or any Company Affiliated Group with respect to completed and settled examinations or any concluded litigation have been fully paid.

                  (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets and properties of the Company and Lane.

                  (e) For purposes of this Agreement:

                  "Taxes" means all (i) domestic or foreign (whether national, Federal, state, provincial, local or otherwise) taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, payroll, alternative minimum, recapture and other taxes, including any interest, penalties and additions imposed with respect to such amounts; (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii).

                  "Tax Return" means all domestic or foreign (whether national, Federal, state, provincial, local or otherwise) Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

                  SECTION 3.08. Absence of Changes in Benefit Plans. From December 31, 2002, through the date of this Agreement, there has not been (a) any termination, adoption or amendment in any material respect or any agreement to terminate, adopt or amend in any material respect, by the Company or Lane of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock repurchase rights, stock option, "phantom stock", performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding and whether or not subject to the laws of the United States) maintained or contributed to, or required to be maintained or contributed to, by the Company or Lane, in each case, providing benefits to any Company Personnel (all such plans, arrangements or understandings, including any such plan, arrangement or understanding which is entered into or adopted on or after the date of this Agreement, collectively, "Lane Benefit Plans") or (b) any material change in the manner in which contributions to any Lane Pension Plans (as defined in Section 3.09(a)) are made or the basis on which such contributions are determined. Neither the Company nor Lane is a party to any Lane Benefit Agreement.

                  SECTION 3.09. ERISA Compliance; Excess Parachute Payments. (a)
Section 3.09 of the Company Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Lane Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) ("Lane Welfare Plans") and all other Lane Benefit Plans maintained or contributed to, or required to be maintained or contributed to, by the Company or Lane. Each Lane Benefit Plan has been administered in compliance with its terms and applicable Law, except where the failure to be so administered, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser true, complete and correct copies of (i) each Lane Benefit Plan and Lane Benefit Agreement (or, in the case of any unwritten Lane Benefit Plan or Lane Benefit Agreement, a description thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Lane Benefit Plan for which such annual report was required, (iii) the most recent summary plan description for each Lane Benefit Plan for which such summary plan description is required, (iv) the most recent actuarial valuation report for each Lane Benefit Plan for which such actuarial valuation report was required or prepared and (v) each trust agreement and group annuity contract relating to any Lane Benefit Plan.

                  (b) All Lane Pension Plans intended to be tax qualified are so qualified and have been the subject of determination letters from the IRS or other Governmental Entity with respect to all Tax Law changes through and including the Economic Growth and Tax Relief Reconciliation Act of 2001 or have a remaining period of time under applicable Law to amend such Lane Pension Plans to comply with applicable Tax Law and to submit such amendment to the IRS for a determination letter to the effect that such Lane Pension Plans are qualified and exempt from United States Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no determination letter has been revoked (nor, to the knowledge of the Company, has revocation been threatened). No event has occurred since the date of the most recent determination letter or application therefor relating to any such Lane Pension Plan that would adversely affect the qualification of such Lane Pension Plan or increase the costs relating thereto or require security under Section 307 of ERISA, except for events that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. All Lane Pension Plans required to have been approved by any non-U.S. Governmental Entity have been so approved or timely submitted for approval and no such approval has been revoked (nor, to the knowledge of the Company, has revocation been threatened). No event has occurred since the date of the most recent approval or application therefor relating to any such Lane Pension Plan that would affect any such approval relating thereto or increase the costs relating thereto, except for events that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser a true, complete and correct copy of the most recent determination or approval letter received with respect to each Lane Pension Plan, as well as a true, complete and correct copy of each pending application for a determination or approval letter, if any.

                  (c) No Lane Pension Plan, other than any Lane Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Lane Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such Lane Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Purchaser. No Lane Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has any waiver of the minimum funding standards of Section 302 of ERISA or Section 412 of the Code been requested of or granted by the IRS with respect to any Lane Pension Plan. With respect to each Lane Benefit Plan, (i) there has not occurred any prohibited transaction in which the Company, Lane or any of its or their respective employees or, to the knowledge of the Company, any trustee or other fiduciary or administrator of any Lane Benefit Plan or trust created thereunder has engaged that is reasonably likely to subject the Company, Lane or any of its or their respective employees, or, to the knowledge of the Company, any trustee or other fiduciary or administrator of any Lane Benefit Plan or any trust created thereunder, to any Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any other applicable Law of a magnitude that would result in a Company Material Adverse Effect and (ii) none of the Company, Lane or any of its or their respective employees, or, to the knowledge of the Company, any trustee or other fiduciary of any Lane Benefit Plan or any trust created thereunder, has engaged in any transaction or acted in a manner that is reasonably likely to, or failed to act in a manner that is reasonably likely to, subject the Company, Lane, or, to the knowledge of Company, any trustee or other fiduciary of any Lane Benefit Plan or any trust created thereunder, to any liability for breach of fiduciary duty under ERISA or any other applicable Law of a magnitude that would result in a Company Material Adverse Effect. No Lane Benefit Plan or trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any Lane Benefit Plan during the last five years. Neither the Company nor Lane has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Lane Multiemployer Pension Plan.

                  (d) (i) No Lane Welfare Plan is unfunded, funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code) or self-insured, except for the provision of severance and vacation benefits;
(ii) There are no understandings, agreements or undertakings, written or oral, that are reasonably likely to prevent any Lane Welfare Plan (including any such Plan covering retirees or other former employees) from being amended or terminated in a manner that is reasonably likely to have a Company Material Adverse Effect on or after the Closing (except for ordinary administrative expenses); and (iii) No Lane Welfare Plan provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code.

                  (e) No amount that could be received (whether in cash or property or the vesting of property) as a result of the Acquisition by any Company Personnel who is a "disqualified individual" (as is defined in Treasury Regulation Section 1.280G-1) under any Lane Benefit Plan, Lane Benefit Agreement or other compensation arrangement is reasonably likely to be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any additional payment (e.g., any Tax gross-up or other payment) from the Company or any other person in the event that the excise Tax required by
Section 4999(a) of the Code is imposed on such disqualified individual.

                  (f) The execution and delivery by the Company and Lane of each Lane Transaction Agreement to which it is or will be a party do not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (either alone or in combination with any other event) (i) entitle any Company Personnel to any additional compensation, severance or other benefits, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Lane Benefit Plan or Lane Benefit Agreement (iii) result in any breach or violation of, or a default (with or without notice or lapse of time or both) under, any Lane Benefit Plan or Lane Benefit Agreement.

                  (g) Since January 1, 2001, and through the date of this Agreement, neither the Company nor Lane has received notice of, and, to the knowledge of the Company, there are no (i) pending termination proceedings or other suits, claims (except claims for benefits payable in the normal operation of the Lane Benefit Plans), actions or proceedings against or involving any Lane Benefit Plan or Lane Benefit Agreement that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect or (ii) pending investigations (other than routine inquiries) by any Governmental Entity with respect to any Lane Benefit Plan or Lane Benefit Agreement. All contributions, premiums and benefit payments under or in connection with the Lane Benefit Plans or Lane Benefit Agreements that are required to have been made by the Company or Lane have been timely made, accrued or reserved for in all material respects.

                  (h) Neither the Company nor Lane has any material liability or obligations, including under or on account of a Lane Benefit Plan or Lane Benefit Agreement, arising out of the hiring of persons to provide services to the Company or Lane and treating such persons as consultants or independent contractors and not as employees of the Company or Lane, other than the obligations of the Company or Lane under any Contract, arrangement or understanding with any such person.

                  (i) There does not exist, nor do any circumstances exist that could reasonably be expected to result in, any Employee Benefits Liability that could result in a Company Material Adverse Effect. "Employee Benefits Liability" means any liability of any Company Controlled Entity under (i) Sections 302, 405, and 409 or Title IV of ERISA, (ii) Sections 412, 4971 and 4975 of the Code,
(iii) Sections 601 et seq. and 701 et seq. of ERISA and Section 4980B and Sections 9801 et seq. of the Code or (iv) any corresponding or similar provision of any applicable Federal, state, local or non-U.S. laws, rules or regulations. "Company Commonly Controlled Entity" means any person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law.

                  SECTION 3.10. Litigation. There is no Action pending or, to the knowledge of the Company, any Action threatened or investigation pending or threatened against the Company or Lane, except for Actions or investigations that (a) arise out of or relate to the development, packaging, labeling, production, delivery, sale, resale, distribution, marketing, promotion, use or consumption of, or exposure to tobacco products, including smoking and health-related and safety-related claims or (b), individually or in the aggregate, have not had or are not reasonably likely to have a Company Material Adverse Effect. There is no Judgment outstanding against the Company or Lane that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect. Section 3.10 of the Company Disclosure Letter sets forth a list of all material litigation in which the Company or Lane is currently a party (other than litigation of the type described in clause (a) above).

                  SECTION 3.11. Compliance with Applicable Laws. The Company and Lane are in compliance with all applicable

Laws and Permits, including Environmental Laws and those relating to occupational health and safety, except for instances of noncompliance that, individually and in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor Lane has received any written communication during the past two years from a Governmental Entity that alleges that the Company or Lane has liability under or is not in compliance with any applicable Law or Permit, including Environmental Law, except for such liabilities and instances of noncompliance that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. There exists no Environmental Condition (as defined in
Section 9.04) that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect. There are no capital expenditures in excess of U.S.$500,000 required to be made for pollution control equipment or other remedial measures pursuant to Environmental Laws that have not been reserved for, or reflected on, the September 30, 2003 Unaudited Balance Sheet. This Section 3.11 does not relate to matters with respect to Taxes, which are the subject of Section 3.07, and employment and labor matters, which are the subject of Sections 3.08, 3.09 and 3.14.

                  SECTION 3.12. Title to Properties. The Company and Lane have good and marketable title to, or valid leasehold interests in, all its properties and assets, except for such as are no longer used or useful in the conduct of its businesses or have been disposed of in the ordinary course of business consistent with past practice and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. All such assets and properties, other than assets and properties in which the Company or Lane has leasehold interests, are free and clear of all Liens, except for Liens that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

                  SECTION 3.13. Intellectual Property. (a) The Company and Lane own, or are validly licensed or otherwise have the right to use, in each case free and clear of any Liens, all Intellectual Property (as defined in Section

9.03) used or necessary to carry on its business as now being conducted, except for Intellectual Property the failure of which to own or have the right to use is not reasonably likely to have a Company Material Adverse Effect. The consummation of the Acquisition will not conflict with the rights of the Company or Lane in its Intellectual Property, except for conflicts that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

                  (b) Neither the Company nor Lane has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property or other proprietary information of any other person, except for any such infringement, misappropriation or other conflict that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. During the two years preceding the date of this Agreement, (i) neither the Company nor Lane has received any written material charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict (including any claim that the Company or Lane must license or refrain from using any Intellectual Property or other proprietary information of any other person), and (ii) none of the Company or Lane is a party to or the subject of any pending or, to the knowledge of the Company, threatened, suit, claim, action or proceeding before or by any Governmental Entity with respect to any such infringement, misappropriation or conflict, in each case except for such suits, claims, actions, investigations or proceedings that have not had and are not reasonably likely to have a Company Material Adverse Effect. To the Company's knowledge, no other person has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property owned by, licensed to or otherwise used by the Company or Lane, except for any such infringement, misappropriation or other conflict that, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

                  (c) Each of the Company and Lane have taken all reasonable and necessary steps to protect their material Intellectual Property and rights thereunder, and, to the knowledge of the Company, no such rights to material Intellectual Property have been lost or are in jeopardy of being lost as a result of any act or omission by the Company or Lane.

                  SECTION 3.14. Labor and Employment Matters. There are no collective bargaining or other labor union agreements to which the Company or Lane is a party or by which any of them is bound. To the knowledge of the Company, since January 1, 2001, neither the Company nor Lane has encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, except for any such labor union organizing activity or actual or threatened employee strikes, work stoppages, slowdowns or lockouts that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. Except with respect to instances that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect the Company (a) is, and since January 1, 2001, has been, in compliance with all applicable Laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and (b) is not, and since January 1, 2001, has not, engaged in any unfair labor practice. During the two years preceding the date of this Agreement, the Company has not received written notice of any unfair labor practice charge against the Company or Lane which is pending.

                  SECTION 3.15. Contracts. (a) Section 3.15 of the Company Disclosure Letter sets forth a list of each of the following types of Contracts to which the Company or Lane is a party:

                  (i) Any material Contract granting any person a right of first refusal, first offer or other similar right;

                  (ii) Any material loan agreement, indenture, mortgage, promissory note, pledge, hypothecation, deed of trust, conditional sale or title retention agreement, security agreement, equipment financing obligation, guaranty or other source of contingent liability (other than any Contract that will be terminated on or prior to the Closing pursuant to Section 5.12);

                  (iii) Any Contract for the purchase or other acquisition by the Company or Lane of goods or services or other assets that provides for annual payments by the Company or Lane of U.S.$1,000,000 or more;

                  (iv) Any Contract providing for the sale or other disposition by the Company or Lane to another person of goods or services for U.S.$1,000,000 or more, other than in the ordinary course of business;

                  (v) Any partnership, joint venture or other similar Contract or arrangement;

                  (vi) Any Contract relating to the acquisition or disposition of any business (whether by merger, consolidation, sale of stock, sale of assets or otherwise) or the making of any capital expenditures in excess of U.S.$1,000,000;

                  (vii) Any material license, assignment, transfer or similar Contract pursuant to which any third party has rights to use or own any material Intellectual Property of the Company;

                  (viii) Any material Contract that would materially restrict the ability of Reynolds American or any of its subsidiaries to compete in any line of business in any geographic area;

                  (ix) Any Contract (other than any Contract that will be terminated on or prior to the Closing pursuant to Section 5.12) with
         (A) Seller, British American Tobacco p.l.c. or any of their respective affiliates (other than the Company or Lane) or (B) any Company Personnel (other than Lane Benefit Agreements or Lane Benefit Plans); or

                  (x) Any Contract providing for indemnification of any person with respect to material liabilities relating to any former (not current) business of the Company, Lane or any affiliate or predecessor person thereof.

                  (b) None of the Company, Lane or, to the knowledge of the Company, any other party thereto is in violation of or in default under (nor does there exist any condition that, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties is bound, except for violations or defaults that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect. Each Contract listed or described in Section 3.15 of the Company Disclosure Letter or required to be so listed or described is a valid and binding obligation of the Company or Lane party thereto.

                  SECTION 3.16. Insurance. Except to the extent that insurance coverage with respect to tobacco product-related liabilities is unobtainable or is obtainable only at a cost which the Company reasonably believes to be prohibitive or unreasonable, the Company and Lane have insurance with coverage of a type and in a manner that the Company believes is prudent and reasonable in the circumstances. No written notice of cancelation or threat thereof with respect to any such material policy has been received. All such material policies are in full force and effect and neither the Company nor Lane is in default, whether as to payment of premium or otherwise, in any material respect under the terms of any such policy, nor, to the knowledge of the Company, has the Company or Lane done or omitted to do any act or thing which could render any such material insurance policy void or voidable.

                  SECTION 3.17. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Acquisition based upon arrangements made by or on behalf of the Company; provided, however, that an affiliate of the Company has engaged, and will pay the fees and expenses of, Goldman, Sachs & Co. in connection with the transactions contemplated by the Business Combination Agreement.

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

                  Purchaser represents and warrants to Seller that, as of the date of this Agreement:

                  SECTION 4.01. Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all Permits and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such Permits and approvals the lack of which, individually or in the aggregate, has not had and is not reasonably likely to have a Purchaser Material Adverse Effect (as defined in Section 9.03). Purchaser is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties and assets makes such qualification necessary, other than jurisdictions in which the failure to so qualify has not had and is not reasonably likely to have a Purchaser Material Adverse Effect.

                  SECTION 4.02. Authority; Execution and Delivery; and Enforceability. Purchaser has all requisite corporate power and authority to execute and deliver each Lane Transaction Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of each Lane Transaction Agreement to which it is or will be a party, the performance of its obligations hereunder and thereunder and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser. Purchaser has duly executed and delivered (or will duly execute and deliver on or prior to the Closing Date) each Lane Transaction Agreement to which it is or will be a party, and each such Lane Transaction Agreement constitutes (or will constitute on or prior to the Closing Date) its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 4.03. No Conflicts; Consents. (a) The execution and delivery by Purchaser of each Lane Transaction Agreement to which it is or will be a party and the performance of its obligations hereunder and thereunder do not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under, any provision of (i) the certificate of incorporation or by-laws of Purchaser, (ii) any Contract to which Purchaser is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.03(b), any Judgment or Law applicable to Purchaser or its properties or assets, other than, in the case of clauses
(ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Purchaser Material Adverse Effect.

                  (b) No Consent, of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance by Purchaser of each Lane Transaction Agreement to which it is or will be a party or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (i) compliance with and filings under the HSR Act, (ii) any required approval of the Acquisition by the European Commission pursuant to the EC Merger Regulation, (iii) any required approvals or filings under the antitrust laws of member states of the European Union, (iv) such filings with and approvals of the Bureau of Alcohol, Tobacco, Firearms and Explosives, State licensing authorities and state taxing authorities as are required to consummate the Acquisition, (v) compliance with any such filings as may be required under applicable Environmental Law and (vi) such other items that the failure of which to obtain or make, individually or in the aggregate, are not reasonably likely to have a Purchaser Material Adverse Effect.

                  SECTION 4.04. Securities Act. The Shares purchased by Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

                  SECTION 4.05. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc. ("Lehman") and J.P. Morgan Chase ("JPM"), the fees and expenses of which will be paid by the Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Acquisition based upon arrangements made by or on behalf of the Purchaser. The Purchaser has furnished to Seller true and complete copies of all agreements between the Purchaser and Lehman and between the Purchaser and JPM relating to the Acquisition.

                                   ARTICLE V

                                    Covenants

                  SECTION 5.01. Covenants Relating to Conduct of Business. (a) Except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Closing, Seller shall, and shall cause the Company and Lane to, use its reasonable best efforts to conduct the business of the Company and Lane in the usual, regular and ordinary course consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them (provided that nothing in this Section 5.01 shall be construed to limit the ability of Lane and the Company to pay cash dividends on or prior to the Closing). In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Closing, the Company shall not, and shall not permit Lane to, do any of the following:

                  (i) issue, deliver, sell or grant (or become obligated to issue, deliver, sell or grant) (A) any shares of capital stock of the Company or Lane, (B) any equity, voting or other ownership interests in the Company or Lane, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, equity, voting or other ownership interests or convertible or exchangeable securities, (D) any "phantom stock", "phantom stock" rights, stock appreciation rights ("SARs") or stock-based performance units relating to the Company or Lane or (E) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefit or rights similar to or derived from the economic benefits and rights accruing to holders of capital stock of the Company or Lane;

                  (ii) amend the certificate of incorporation, by-laws or other comparable charter or organizational documents of the Company or Lane;

                  (iii) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and Lane, taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

                  (iv) except as required to comply with applicable Law or any Contract, Lane Benefit Plan or Lane Benefit Agreement in effect on the date of this Agreement, (A) increase in any manner the compensation or benefits of, or pay any bonus to, any Company Personnel, except for increases or bonuses in the ordinary course of business consistent with past practice, (B) pay to any Company Personnel any material benefit not provided for under any Contract, Lane Benefit Plan or Lane Benefit Agreement in effect on the date of this Agreement other than the payment of base compensation (inclusive of overtime, commissions, incentive pay and the like) in the ordinary course of business consistent with past practice, (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract, Lane Benefit Plan or Lane Benefit Agreement, except in the ordinary course of business consistent with past practice, (D) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, Lane Benefit Plan or Lane Benefit Agreement, (E) adopt, enter into, amend or terminate any Lane Benefit Plan or Lane Benefit Agreement, except in the ordinary course of business consistent with past practice, or (F) make any material determination under any Lane Benefit Plan or Lane Benefit Agreement that is inconsistent with the ordinary course of business or past practice;

                  (v) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company and Lane, except insofar as may have been required by a change in GAAP;

                  (vi) sell, lease (as lessor), license or otherwise dispose of any properties or assets, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

                  (vii) (A) incur any indebtedness for borrowed money or assume or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or Lane, assume or guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (1) short-term borrowings incurred in the ordinary course of business consistent with past practice or (2) indebtedness in an aggregate principal amount not to exceed U.S.$2,000,000 or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than (1) to or in the Company or Lane, (2) extensions of trade credit in the ordinary course of business consistent with past practice and (3) in respect of travel expenses in the ordinary course of business;

                  (viii) make or agree to make any new capital expenditure or expenditures that, in the aggregate, are in excess of U.S.$2,000,000;

                  (ix) make any material Tax election or settle or compromise any material Tax liability or refund;

                  (x) (A) pay, settle, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, settlement, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of this Agreement, of liabilities incurred in the ordinary course of business or reflected or reserved against in, or contemplated by, the Unaudited Historical Financial Statements (or the notes thereto) or incurred since the date of such statements in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or
         (C) waive, fail to enforce the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or Lane is a party;

                  (xi) other than in the ordinary course of business consistent with past practice, enter into or modify or otherwise amend in any material respect any Contract that contains any provision that materially restricts the ability of the Company or Lane or which, following the consummation of the Acquisition, could restrict the ability of Reynolds American or any of its subsidiaries or any of their respective affiliates to compete in any business or with any person or in any geographic area;

                  (xii) enter into any material joint venture, partnership or other similar arrangement;

                  (xiii) make any material changes to its practices relating to the collection of accounts receivable, acquisition or disposition of inventory or payment of accounts payable, other than in the ordinary course of business consistent with past practice; or

                  (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) Other Actions. The Company shall not, and shall not permit Lane to, take any action that would, or that is reasonably likely to, result in
(i) any of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality or Company Material Adverse Effect becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.02, any condition to the Acquisition set forth in Article VI not being satisfied.

                  (c) Excluded Intellectual Property. Notwithstanding anything in this Agreement to the contrary, Purchaser and Seller hereby agree that all Intellectual Property that is used in any jurisdiction other than the United States on or prior to the date of this Agreement (the "Excluded Intellectual Property") and all rights in respect of the Excluded Intellectual Property shall not be transferred to Purchaser, and may be sold, transferred, or otherwise disposed of on or prior to the Closing (provided that the exclusion of the Excluded Intellectual Property shall not interfere with the Existing IP Licenses), other than the name "Captain Black" and all derivatives thereof in those countries where such name is actively used on the date of this Agreement (it being understood and agreed that Seller and Purchaser shall agree in good faith on the list of countries where such name is actively used prior to the Closing).

                  (d) Advise of Changes. Each of Seller and Purchaser shall promptly advise the other party orally and in writing to the extent it has knowledge that (i) any representation or warranty made by it contained in any Lane Transaction Agreement is untrue or inaccurate in any material respect (without regard to any qualification as to Material Adverse Effect), (ii) it has failed to comply with or satisfy in any material respect any material obligation to be performed by it under any Lane Transaction Agreement or (iii) any change or event that has had or is reasonably likely to have a Company Material Adverse Effect; provided, however, that no notification pursuant to this Section 5.01(d) shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under any Lane Transaction Agreement.

                  SECTION 5.02. No Solicitation. (a) Seller shall not nor shall it authorize or permit the Company or Lane to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative (collectively, "Representatives") to, directly or indirectly (i) solicit, initiate or encourage the submission of, or take any other action to facilitate, any Lane Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any Lane Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Lane Takeover Proposal. Seller and the Company promptly shall advise Purchaser orally and in writing of any Lane Takeover Proposal or any inquiry with respect to or which could lead to any Lane Takeover Proposal and the identity of the person making any such Lane Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the next preceding sentence by any Representative or affiliate of Seller, the Company or Lane, whether or not such person is purporting to act on behalf of Seller, the Company or Lane or otherwise, shall be deemed to be a breach of this Section 5.02(a) by Seller or the Company, as the case may be. Upon execution of this Agreement, Seller and the Company shall, and shall cause their respective Representatives to, (i) cease immediately all discussion and negotiations regarding any proposal that constitutes, and may reasonably be expected to lead to, a Lane Takeover Proposal and (ii) promptly request each person, if any, that has executed a confidentiality agreement in the last 12 months to return or destroy all information heretofore furnished to such person by or on behalf of the Company or Lane.

                  (b) For purposes of this Agreement:

                  "Lane Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 20% or more of the revenues, net income, EBITDA (earnings before interest expense, taxes, depreciation and amortization) or the assets of the Company and Lane, taken as a whole, or 20% or more of any class of equity securities of the Company or Lane, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or Lane, or any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or Lane pursuant to which any person or the stockholders of any person would own 20% or more of any class of equity securities of the Company or Lane or of any resulting parent company of the Company or Lane, other than (A) the transactions contemplated by this Agreement and the other Lane Transaction Agreements and (B) the acquisition of inventory in the ordinary course of business consistent with past practice.

                  SECTION 5.03. Access to Information. (a) Seller shall, and shall cause each of the Company and Lane to, afford to Purchaser, its affiliates and their respective officers, employees, accountants, counsel, financial advisors and other Representatives reasonable access during normal business hours during the period prior to the Closing to all their respective properties, books, Contracts, commitments, personnel and records, and, during such period, Seller shall, and shall cause each of the Company and Lane to, furnish promptly to Purchaser (x) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (y) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that such access (i) shall not unreasonably disrupt the normal operations of any party, (ii) shall be subject to any legal restrictions on a party's ability to provide any information and (iii) shall not result in a waiver of the attorney-client privilege or the protection of attorney work-product. All information exchanged pursuant to this Section 5.03 shall be subject to Section 5.04 of this Agreement.

                  (b) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) this provision shall not permit disclosure until the earliest of (a) the date of the public announcement of discussions relating to the transaction, (b) the date of the public announcement of the transaction or (c) the date of the execution of an agreement (with or without conditions) to enter into the transaction, (ii) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement and (iii) this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities laws. Nothing in this Agreement shall in any way limit any party's ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the Transaction) regarding the tax treatment or tax structure of the transaction.

                  SECTION 5.04. Confidentiality. (a) Purchaser acknowledges that the information (whether oral or written) being provided to it with respect to the Company and Lane is confidential and competitive, except for information that is available to the public on the date it is provided to Purchaser or thereafter becomes available to the public other than as a result of a breach of this Section 5.04(a). Consequently, from the date of this Agreement until the Closing Date, Purchaser shall treat all such information confidentially and it shall not disclose such information to any other person, except that Purchaser may disclose such information to its parent, subsidiaries or its or their respective directors, officers, employees, agents, advisors or representatives on a need to know basis for the purpose of consummating the Acquisition or as required by applicable Law.

                  (b) Seller shall keep confidential, and instruct its directors, officers, employees, agents, advisors or representatives to keep confidential, all information relating to the Company and Lane, except as required by applicable Law or administrative process and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.04(b). The covenant set forth in this Section 5.04(b) shall remain in effect for a period of two years after the date of this Agreement.

                  (c) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) this provision shall not permit disclosure until the earliest of (A) the date of the public announcement of discussions relating to the transaction, (B) the date of the public announcement of the transaction or (C) the date of the execution of an agreement (with or without conditions) to enter into the transaction, (ii) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement and (iii) this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities laws. Nothing in this Agreement shall in any way limit any party's ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the transactions contemplated by this Agreement) regarding the tax treatment or tax structure of the transactions contemplated by this Agreement.

                  SECTION 5.05. Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Acquisition, including (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as soon as reasonably practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(iii) the obtaining of all necessary Consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Acquisition, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(v) the execution and delivery of any additional instruments necessary to consummate the Acquisition and to fully carry out the purposes of the Lane Transaction Agreements. In connection with, and without limiting the foregoing, Purchaser and Seller shall duly (x) file with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice the notification and report form (the "HSR Filing") required under the HSR Act with respect to the transactions contemplated by this Agreement and (y) as promptly as practicable after the date of this Agreement make all necessary notifications, if any, under the EC Merger Regulation (the "EC Filings"). The HSR Filing shall be in substantial compliance with the requirements of the HSR Act and the EC Filings shall be in substantial compliance with the EC Merger Regulation. Subject to Section 5.05(b), each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing and the EC Filings, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information with respect to the HSR Filing and the EC Filings.


                  (b) Nothing in Section 5.05(a) shall require Purchaser or Seller to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the other party's assets or limits on the other party's freedom of action with respect to any of its businesses, or to commit or agree to any of the foregoing (each, a "Regulatory Requirement"), and nothing in Section 5.05(a) shall authorize either Purchaser or Seller to commit or agree to any Regulatory Requirement, to obtain any Consents, approvals, permits or authorizations, in connection with, or to remove any impediments to, the Acquisition relating to the HSR Act or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit, action or proceeding relating to the HSR Act.

                  (c) Without limiting the generality of Section 5.05(a), upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will (i) cause Reynolds American to (A) execute and deliver the Lane Joinder Agreement and (B) in accordance therewith, assume the obligations of Purchaser hereunder as if Reynolds American were a party hereto (other than the obligations of Purchaser in this Section 5.05(c)) and

(ii) cause Reynolds American to execute and deliver the Manufacturing Agreement (as defined in Section 5.14).

                  SECTION 5.06. Expenses; Transfer Taxes. (a) All fees and expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such expense.

                  (b) All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") applicable to the transfer of the Shares shall be paid by Purchaser, and Purchaser shall cooperate with Seller in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

                  SECTION 5.07. Benefit Plans. (a) Reynolds American will cause the Company and Lane to honor, in accordance with their respective terms, but only to the extent of the Company's and Lane's liabilities under the Lane Benefit Plans and Lane Benefit Agreements, including any rights or benefits arising as a result of the Acquisition (either alone or in combination with any other event).

                  (b) Reynolds American agrees that (i) during the period commencing upon the Closing Date and ending on the first anniversary thereof, the employees of the Company and Lane (the "Affected Lane Employees") who remain employed by Reynolds American and its subsidiaries will continue to be provided with benefits under employee benefit plans, programs, policies or arrangements (other than (x) stock options or other plans involving the issuance of securities of Reynolds American and (y) severance or termination benefit plans, programs, policies, agreements or arrangements of Reynolds American) which in the aggregate are no less favorable than those provided by the Company and Lane to the Affected Lane Employees immediately prior to the Acquisition and (ii) each Affected Lane Employee who is eligible as of the Closing Date (or who would become eligible as of the Closing Date if his or her active service with Reynolds American and its subsidiaries during the period he or she is covered under clause (i) of this Section 5.07(b) is added to his or her eligible service prior to the Closing Date) to receive a benefit under a retirement or retiree welfare plan of the Company or Lane shall receive such benefits in amounts and at times required by such plans as in effect immediately prior to the Closing Date.

                  (c) Reynolds American agrees that (i) for all purposes (including eligibility, vesting and benefit accrual) under the employee benefit plans of Reynolds American and its subsidiaries providing benefits to any Affected Lane Employees after the Acquisition, each Affected Lane Employee shall be credited with his or her years of service with the Company and Lane (and any predecessor entities thereof) before the Acquisition, to the same extent as such Affected Lane Employee was entitled, before the Acquisition, to credit for such service under any similar Lane Benefit Plan and (ii) any early retirement subsidies, eligibilities and features under any Lane Benefit Plan which cover Affected Lane Employees as of the Closing Date shall remain available to each such employee who is eligible for such right at the Closing Date (or who would be eligible at the Closing Date if his or her age and/or eligible service as of the Closing Date was combined with his or her additional age and active service with Reynolds American and its subsidiaries following the Closing Date), in each case except for purposes of benefit accrual under defined benefit pension plans to the extent such credit would result in a duplication of accrued benefits in respect of the same period of service. Following the Acquisition, Reynolds American shall, or shall cause its subsidiaries to, (i) waive any pre-existing conditions, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Reynolds American or any of its subsidiaries in which Affected Lane Employees and their eligible dependents participate (except to the extent that such pre-existing conditions, exclusions, actively-at-work requirements and waiting periods would have been applicable under the comparable Lane welfare benefit plans immediately prior to the Acquisition), and (ii) provide each Affected Lane Employee with credit for any co-payments and deductibles incurred prior to the Acquisition (or such later transition date to new welfare benefits plans) for the calendar year in which the Acquisition (or such later transition date) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that the Affected Lane Employees participate in after the Acquisition.

                  SECTION 5.08. Indemnification. Purchaser shall, or shall cause Reynolds American, to the fullest extent permitted by Law, honor all of the Company and Lane's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company and Lane for acts or omissions by such directors and officers occurring prior to the Closing to the extent that such obligations of the Company and Lane exist on the date of this Agreement, whether pursuant to the certificate of incorporation or by-laws of the Company or Lane or individual indemnity agreements or otherwise, and such obligations shall survive the Acquisition and shall continue in full force and effect in accordance with the terms of the certificate of incorporation and by-laws of the Company or Lane and such individual indemnity agreements from the Closing until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

                  SECTION 5.09. Tax Matters. (a) Any tax sharing agreement between the Company or Lane on the one hand, and Seller or any of its affiliates (other than the Company or Lane), on the other hand shall be terminated as of the Closing. After the Closing, no party shall have any rights or obligations under any such Tax sharing agreement.

                  (b) Seller and its affiliates shall, and shall cause their respective officers, directors, affiliates, employees, agents, auditors and representatives to provide to the Company any information reasonably requested by the Company for the purposes of resolving any Tax claim made by any taxing authority relating to a taxable period (or portion thereof) of the Company or Lane that ends on or before the Closing Date. The Company shall promptly notify Seller of any Tax claim made by any taxing authority relating to cross-border transactions entered into by the Company or Lane with Seller or any of its affiliates in a taxable period (or portion thereof) that ends on or before the Closing Date and Seller or its affiliates and counsel of their own choosing shall have the right to participate fully in all aspects of any such Tax claim, provided, however, that the Company shall control all proceedings and may make all decisions taken in connection with such Tax claim. The Company and its affiliates shall, and shall cause their respective officers, directors, affiliates, employees, agents, auditors and representatives to provide to Seller and its affiliates any information reasonably requested by Seller or its affiliates in connection with any Tax claim made by any taxing authority relating to cross-border transactions entered into by the Company or Lane with Seller or any of its affiliates in a taxable period (or portion thereof) that ends on or before the Closing Date.

                  (c) Seller shall deliver to Purchaser at the Closing a certificate in form and substance satisfactory to Purchaser, duly executed and acknowledged, certifying that such Seller is exempt from withholding under
Section 1445 of the Code.

                  SECTION 5.10. Public Announcements. Seller and Purchaser shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the Acquisition and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 5.11. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 5.05), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by the Lane Transaction Agreements, including, in the case of Seller, executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

                  SECTION 5.12. Intercompany Accounts and Contracts. Seller shall cause (a) all receivables, payables, accounts and indebtedness (other than trade receivables and trade payables) between (x) the Company or Lane and (y) British American Tobacco p.l.c. or any of its affiliates to be satisfied or eliminated prior to Closing and shall cause all arrangements or Contracts relating to such receivables, payables, accounts and indebtedness

(other than trade receivables and trade payables) to be terminated with respect to the Company and Lane and (b) all arrangements or Contracts between (x) the Company or Lane and (y) Seller or any affiliate of Seller (other than any intercompany agreement relating to Intellectual Property licenses in effect on the date of this Agreement (the "Existing IP Licenses") to be terminated with respect to the Company and Lane.

                  SECTION 5.13. Accounting Records. Purchaser acknowledges that Seller and its affiliates shall, from time to time after the Closing, require access to certain accounting records and information held by the Company and Lane to the extent such records and information pertain to events occurring on or prior to the last day of any accounting period which includes the Closing, therefore, from and after the Closing, Purchaser and the Company shall, and shall cause each of their respective subsidiaries to, use its reasonable best efforts properly retain and maintain such records for ten years. After the end of such ten year period, before destroying, abandoning or disposing of such records, Purchaser will cause the Company to give notice to Seller and give Seller, at its sole cost and expense, an opportunity to remove and retain all or any part of such records as Seller may elect. In the absence of bad faith or willful misconduct, Purchaser will not have any liability arising out of or in connection with its retention and handling of such records.

                  SECTION 5.14. Manufacturing Agreement. Purchaser and Seller hereby agree to negotiate in good faith a customary manufacturing contract between an affiliate of Purchaser and an affiliate of Lane containing the terms and conditions set forth on Exhibit B to this Agreement (the "Manufacturing Agreement") to replace the manufacturing contract currently in effect between Lane and an affiliate of Seller. Set forth in the Company Disclosure Letter is a list of all manufacturing contracts currently in effect between Lane, on the one hand, and Seller or any of its affiliates, on the other hand. Copies of all such manufacturing contracts have been provided to Purchaser.

                  SECTION 5.15. Transition Support Services. B&W and its affiliates shall provide the Company with such services as Purchaser may reasonably request (the "B&W Services") for such transitional period as Purchaser may reasonably request(1); provided, however, that B&W and its affiliates shall not be obligated to perform any such B&W Service if and to the extent that such B&W Service (i) has not historically been provided by B&W or its affiliates in the ordinary course for the Company or Lane, or in a volume substantially greater than that which has been historically provided to for the Company or Lane by B&W or such affiliate, (ii) would require B&W to hire any additional personnel or make any capital expenditures, (iii) is for any operations of the Company or Lane other than in respect of its business as of the date of this Agreement or
(iv) would breach any contract to which B&W is a party or violate any applicable law to which B&W is subject. Purchaser will reimburse B&W for the B&W Services at B&W's fully-allocated costs. During the period in which the B&W Services are being provided, Purchaser shall furnish B&W with such information and other reasonable assistance as is necessary to enable B&W to perform the B&W Services. Any such information shall be provided by Purchaser at the same times and in the same format as previously supplied to B&W. Purchaser shall be responsible for assuring that such information is accurate and complete. B&W's performance of any B&W Service may be suspended during any period that Purchaser fails to provide such information and assistance to the extent such failure renders performance of such B&W Service by B&W unduly burdensome. B&W shall not be liable to Purchaser for any Indemnifiable Losses in respect of providing any B&W Service absent gross negligence or wilful misconduct.

                                   ARTICLE VI

                              Conditions Precedent

                  SECTION 6.01. Conditions to Each Party's Obligation. The respective obligation of each party to effect the Acquisition is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Antitrust. Any waiting period (and any extension thereof) applicable to the Acquisition under the HSR Act shall have been terminated or shall have expired

----------------------
         (1) Schedule to be prepared prior to Closing.

and any required approval of the Acquisition by the European Commission shall have been obtained pursuant to the EC Merger Regulation

                  (b) No Restraints. No temporary restraining order, preliminary or permanent injunction or other Judgment or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction (collectively, "Restraints") shall be in effect preventing the consummation of the Acquisition.

                  (c) Other Conditions. All conditions to the Merger set forth in Sections 7.01, 7.02 and 7.03 of the Business Combination Agreement shall have been satisfied (or, to the extent permitted thereunder, waived by the party entitled to the benefit thereof).

                  SECTION 6.02. Conditions to Obligation of Purchaser. The obligations of Purchaser to effect the Acquisition are further subject to the following condition:

                  (a) Performance of Obligations of Seller. Seller shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of Seller by the chief financial officer of Seller to such effect.

                  SECTION 6.03. Conditions to Obligation of Seller. The obligations of Seller to effect the Acquisition are further subject to the following condition:

                  (a) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Purchaser by the chief financial officer of Purchaser to such effect.

                  SECTION 6.04. Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this
Article VI to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, as required by Section 5.05.

                                  ARTICLE VII

                        Termination, Amendment and Waiver

                  SECTION 7.01. Termination. In the event that the Business Combination Agreement is terminated prior to the Effective Time, this Agreement shall automatically and simultaneously and without any action by the parties hereto be terminated, the Acquisition and the other transactions contemplated by this Agreement abandoned, and none of Purchaser, Seller or the Company shall have any liability or obligations hereunder. It is understood and agreed that the consummation of the Merger shall not constitute a termination of this Agreement.

                  SECTION 7.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser or Seller, other than the provisions of Sections 4.04, 5.04, 5.06, 5.10, 7.01, this Section 7.02, and Article IX, which provisions shall survive such termination. Nothing in this Section 7.02 shall be deemed to release any party from any liability for any willful and material breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                  SECTION 7.03. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Purchaser, on the one hand, or Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                                  ARTICLE VIII

                                 Indemnification

                  SECTION 8.01. Indemnification by Seller and B&W. Subject to the provisions of this Article VIII, from and after the Effective Time, Seller and B&W (each, an "Indemnifying Party") shall jointly and severally indemnify, defend and hold harmless the Purchaser Indemnitees from and against, and pay or reimburse the

Purchaser Indemnitees for, all Indemnifiable Losses, as incurred, to the extent of:

                  (a) Any U.S. withholding tax, including interest and penalties, imposed in respect of the receipt of the Purchase Price by Seller; and

                  (b) any MSA Liability Amount due and payable by the Company or Lane with respect to any period prior to the Closing Date that has not been paid as of the Closing Date.

                  SECTION 8.02. Procedures Relating to Indemnification. In order for a Purchaser Indemnitee to be entitled to any indemnification provided for under this Agreement, the Purchaser Indemnitee shall deliver notice of such claim (in reasonably sufficient detail to enable the Indemnifying Party to evaluate such claim) with reasonable promptness to the Indemnifying Party. The failure by any Purchaser Indemnitee to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. If the Indemnifying Party has disputed its liability with respect to such claim, the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation, subject to the provisions of Section 9.10, in an appropriate court of competent jurisdiction.

                  SECTION 8.03. Certain Limitations. The amount of any Indemnifiable Losses or other liability for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Purchaser Indemnitee from third parties (including amounts actually recovered under insurance policies) with respect to such Indemnifiable Losses. The Purchaser Indemnitee shall use its reasonable best efforts to seek to obtain recovery in respect of any Indemnifiable Loss or such other liability under any available insurance policy.

                                   ARTICLE IX

                               General Provisions

                  SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations or warranties, shall survive the Closing. This section 9.01 shall not limit this Article IX or any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      if to Purchaser,

                           R.J. Reynolds Holdings, Inc.
                           401 N. Main Street
                           Winston-Salem, NC  27192
                           Fax: 336-741-2998

                           Attention: General Counsel;

                           with a copy to:

                           Jones Day
                           222 East 41st Street
                           New York, NY 10017
                           Fax:  212-755-7306
                           Phone:  212-326-3939

                           Attention: Jere R. Thomson, Esq.;

                  (ii)     if to Seller or B&W,

                           British American Tobacco p.l.c.
                           Globe House
                           4 Temple Place
                           London, WC2R 2PG UNITED KINGDOM
                           Fax: 44-207-845-2189

                           Attention: General Counsel;

                           with a copy to:

                           Cravath, Swaine & Moore LLP
                           825 Eighth Avenue
                           New York, NY 10019

                           Fax:  212-474-3700
                           Phone:  212-474-1000

                           Attention: Philip A Gelston, Esq.
                                      Sarkis Jebejian, Esq.

                  SECTION 9.03. Definitions. For purposes of this Agreement:

                  "Action" means any claim, suit, action arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any court, arbitrator or governmental entity or similar body.

                  An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  A "Company Material Adverse Effect" means any change, effect, occurrence, state of facts or development that, individually or in the aggregate, (A) is materially adverse to the business, financial condition or results of operations of the B&W Business, other than with respect to the Excluded Assets and Excluded Liabilities (in each case as such term is defined in the Business Combination Agreement) and the Company and Lane, taken as a whole, or (B) is reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by B&W and its affiliates of the Transactions (as such term is defined in the Business Combination Agreement), other than, in each case, any change, effect, event, occurrence, state of facts or development arising out of or related to (w) economic or political conditions or the securities markets in general, (x) any failure, in and of itself, by B&W to meet any internal or published projections, forecasts, or revenue or earnings predictions, (y) the industry in which B&W and Purchaser participate or (z) the announcement or existence of the Transactions.

                  "Environmental Condition" means and includes the generation, discharge, emission, release or threatened release into the environment (including ambient air, surface water, groundwater or land), spill, receiving, handling, use, storage, containment, treatment, transportation, shipment or disposition of any Hazardous Materials by the Company or Lane (or their predecessors), as the case may be, which has resulted in or may reasonably result in response action under any Environmental Laws or as to which any liability is currently or may in the future be imposed on such persons based on conditions existing prior to the date of this Agreement or the actions or omissions prior to the date of this Agreement of any person (or their predecessors) with respect to any Hazardous Materials or reporting with respect thereto.

                  "Environmental Law" means any applicable Law, Judgment or Consent issued or promulgated by or entered into with any Governmental Entity relating to pollution or the protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), the presence, management, release, disposal of, or exposure to, Hazardous Materials, or the protection of human health and safety.

                  "Hazardous Materials" means any chemical, material, substance or waste that is regulated pursuant to any Environmental Law including petroleum and petroleum by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, pesticides and herbicides, radon gas, or chlorofluorocarbons and ozone-depleting substances.

                  "Indemnifiable Losses" means all losses, liabilities, damages (including compensatory damages, punitive damages, exemplary damages, penalties, sanctions and restitution), deficiencies, fines, expenses, Actions, demands, judgments, orders, decrees or settlements, including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of an Indemnitee's rights hereunder, suffered or incurred by an Indemnitee.

                  "Indemnifying Party" has the meaning assigned to such term in
Section 5.03(a).

                  "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, designs, assumed names, trade names, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; patents (including all reissues, divisions, continuations and extensions thereof), patent rights, know-how, processes, technology and inventions and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

                  "MSA" means the Master Settlement Agreement, dated as of November 23, 1998, among the 46 states and five U.S. territories listed on the signature pages thereto, the District of Columbia, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W and Lorillard Tobacco Company, as amended, supplemented or replaced.

                  "MSA Liability Amount" means, with respect to any period, the total of all amounts due by the Company or Lane for such period pursuant to (a) the State Settlements, and (b) attorney fee payment agreements adopted pursuant to any of the State Settlements.

                  A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization or other entity.

                  A "Purchaser Material Adverse Effect" means any change, effect, occurrence, state of facts or development that, individually or in the aggregate, is reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by Purchaser of the Acquisition.

                  "Purchaser Indemnitee" means Purchaser, the Company, Lane and their respective Representatives.

                  "Representative" of any Person means any officer, director, manager, employee, consultant, attorney or other advisor or representative of such Person.

                  A "Seller Material Adverse Effect" means any change, effect, occurrence, state of facts or development that, individually or in the aggregate, is reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by Seller of the Acquisition.

                  "State Settlements" means (a) the MSA, (b) the Settlement Agreement, dated as of August 25, 1997, among the State of Florida, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W, Lorillard Tobacco Company and United States Tobacco Company, as amended by the Stipulation of Amendment to Settlement Agreement and For Entry of Consent Decree, dated as of September 11, 1998, (c) the Settlement Agreement and Stipulation for Entry of Consent Decree, dated as of May 8, 1998, among the State of Minnesota, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W and Lorillard Tobacco Company, (d) the Comprehensive Settlement Agreement and Release, dated as of October 17, 1997, among the State of Mississippi, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W and Lorillard Tobacco Company, as amended by the Stipulation of Amendment to Settlement Agreement and For Entry of Agreed Order, dated as of July 2, 1998, (e) the Comprehensive Settlement Agreement and Release, dated as of January 16, 1998, among the State of Texas, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W, Lorillard Tobacco Company and United States Tobacco Company, as amended by the Stipulation of Amendment to Settlement Agreement and For Entry of Consent Decree, dated as of July 24, 1998, in each case, as amended, supplemented or replaced, and (f) the Trust Agreement, dated July 19, 1999, among Philip Morris Incorporated, B&W, Lorillard Tobacco Company and R.J. Reynolds Tobacco Company, as settlors, The Chase Manhattan Bank, as trustee, and the Grower States listed therein, as amended, supplemented or replaced.

                  A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person.

                  "Working Capital" means, as of any time, (a) the sum of (i) Stocks - FIFO basis, (ii) Accounts Receivable, (iii) Due from/Due to Affiliates
- Trading and (iv) Other Debtors less (b) the sum of (i) Excise Tax Payable (Federal and state), (ii) Accounts Payable and (iii) Other Creditors.

                  SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, Subsection or Exhibit, such reference shall be to a Section or Subsection of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The Company will be deemed to have "knowledge" of a particular fact or matter if an executive officer of British American Tobacco p.l.c., B&W, the Company or Lane is actually aware of such fact or matter or has been presented information or evidence which would lead a reasonable and prudent individual to determine the existence of such fact or matter. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

                  SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Acquisition contemplated hereby is fulfilled to the extent possible.

                  SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. The Lane Transaction Agreements, taken together with the Company Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Acquisition and (b) except for the provisions of Section 5.08, are not intended to confer upon any person (including any stockholder of any party) other than the parties any rights or remedies.

                  SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties hereto. Notwithstanding the foregoing, Purchaser shall assign its right to purchase the Shares to Reynolds American pursuant to the Lane Joinder Agreement; provided, however, that such assignment shall not limit or affect the assignor's obligations hereunder. Any purported assignment (other than the assignment of Purchaser's rights to Reynolds American pursuant to the Lane Joinder Agreement) without such prior written consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

                  SECTION 9.10. Enforcement; Service of Process. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto irrevocably and unconditionally (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or the Acquisition, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Acquisition, (d) agrees that it will not bring any action relating to this Agreement or the Acquisition, in any court other than any Federal court sitting in the State of Delaware or the Court of Chancery of the State of Delaware and (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or the Acquisition.

                  IN WITNESS WHEREOF, Seller, the Company and Purchaser have duly executed this Agreement as of the date first written above.

                               AMERICAN CIGARETTE COMPANY OVERSEAS B.V.,

                               by /s/ Roger H. Lomaz
                                  --------------------------------------
                                  Name: Roger H. Lomaz
                                  Title: Attorney

                                  CIGARETTE MANUFACTURERS SUPPLIES INC.,

                                  by /s/ George A. McGrath, Jr.
                                                V.P. Finance

                                     -----------------------------------------
                                     Name:
                                     Title:

                                  BROWN & WILLIAMSON TOBACCO CORPORATION,

                                  by /s/ Timothy J. Hazlett


                                     -----------------------------------------
                                     Name:
                                     Title:

                                  R.J. REYNOLDS TOBACCO HOLDINGS, INC.,


                                  by /s/ Andrew J. Schindler

                                     -----------------------------------------
                                     Name:  Andrew J. Schindler
                                     Title: Chairman of the
                                            Board, President and
                                            Chief Executive Officer